UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

CLIMB BIO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40708	83-2273741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 145 Wellesley Hills, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 857-2596

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CLYM	The Nasdaq Stock Market LLC
(The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 27, 2026, Climb Bio, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional accredited investors (the “Investors”), including an affiliate of RA Capital Management (“RA Capital”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement an aggregate of 9,481,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a price of $9.50 per Share and, to certain Investors in lieu of Shares, pre-funded warrants to purchase 2,106,000 shares of the Company’s common stock (the “Pre-Funded Warrants”) at a price of $9.4999 per Pre-Funded Warrant (the “Private Placement”).

The Private Placement is expected to close on or about April 29, 2026, subject to the satisfaction of customary closing conditions. The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $110.0 million, before deducting placement agent fees and offering expenses.

Leerink Partners LLC and Piper Sandler and Co. are acting as lead placement agents in the Private Placement. Raymond James & Associates, Inc., BTIG, LLC, Robert W. Baird & Co. Incorporated, and H.C. Wainwright & Co., LLC are also acting as placement agents in the Private Placement.

The Company has granted the Investors indemnification rights with respect to its representations, warranties, covenants and agreements under the Securities Purchase Agreement.

Pre-Funded Warrants

Each Pre-Funded Warrant to be issued in the Private Placement will have an exercise price of $0.0001 per share, will be exercisable immediately and will be exercisable until the Pre-Funded Warrant is exercised in full.

Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any portion of such Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any such Pre-Funded Warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would exceed 4.99% or 9.99%, at the option of the holder (or 33.0%, in the case of RA Capital), of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Pre-Funded Warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company, subject to the terms of such Pre-Funded Warrant, provided that such percentage may in no event exceed 19.99% (or 33.0%, in the case of RA Capital). In addition, the shares issuable upon exercise of the Pre-Funded Warrants issued and sold to RA Capital will be subject to the terms of the Exchange Agreement (the “Exchange Agreement”), dated as of December 11, 2025, among the Company, RA Capital Management, L.P. and an entity affiliated with RA Capital. As previously disclosed, pursuant to the Exchange Agreement, RA Capital agreed to, and to cause each other account or fund managed by or affiliated with RA Capital to, vote all securities beneficially owned by them or their respective affiliates in excess of 33.0% of the total voting power of the outstanding capital stock of the Company, in proportion to and in accordance with the vote of all stockholders of the Company (excluding RA Capital and its affiliates).

Registration Rights Agreement

Pursuant to the Securities Purchase Agreement, the Company has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investors in connection with the closing of the Private Placement and under which the Company will agree to register for resale the Shares and the shares of the Company’s common stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares” and, together with the Shares, the “Registrable Securities”). Under the Registration Rights Agreement, the Company will agree to file a registration statement covering the resale by the Investors of their Registrable Securities as promptly as reasonably practicable and in any event no later than 45 days following the closing of the Private Placement (the “Filing Deadline”). The Company will also agree to use reasonable best efforts to cause such registration statement to be declared effective at the earliest possible date and to keep such registration statement effective until the earlier of (i) the date on which the Investors shall have resold all the Registrable Securities covered thereby; and (ii) the date on which the Registrable Securities may be resold by the Investors without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 under the Securities Act (“Rule 144”), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect. Under the Registration Rights Agreement, the Company will be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities and may be required to pay specified liquidated damages to the Investors in the event the Company does not meet certain specified deadlines for filing, bringing effective and keeping effective a resale registration statement covering the Registrable Securities.

The Company will grant the Investors customary indemnification rights in connection with the registration statement. The Investors will grant the Company customary indemnification rights in connection with the registration statement.

The foregoing descriptions of the Securities Purchase Agreement, the Pre-Funded Warrants and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the form of Pre-Funded Warrant and the form of Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 4.1 and 10.2 hereto, respectively, and incorporated by reference herein.

The material terms and conditions of the Exchange Agreement were described in Item 1.01 of the Current Report on Form 8-K filed by the Company on December 11, 2025 (the “Prior Report”), which description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the Exchange Agreement, which was filed as Exhibit 10.1 to the Prior Report.

The representations, warranties and covenants contained in the Securities Purchase Agreement and the form of Registration Rights Agreement are made solely for the benefit of the parties thereto and the placement agents expressly named as third-party beneficiaries thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Securities Purchase Agreement, the offering and sale of the Shares and the Pre-Funded Warrants is being conducted pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Shares and Pre-Funded Warrants have not been registered under the Securities Act or any state securities laws, and the Shares and Pre-Funded Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements of the Securities Act. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investors represented that they are institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act, and that they are acquiring the Shares or Pre-Funded Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares and Pre-Funded Warrants in violation of the United States federal securities laws.

Item 8.01	Other Events.

Press Release

On April 28, 2026, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cash Runway

Based on the Company’s current operating plans, the Company estimates that its cash, cash equivalents and marketable securities, together with the anticipated net proceeds from the Private Placement, will facilitate continued execution towards late-stage development.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the anticipated closing of the Private Placement; the anticipated proceeds from the Private Placement; the anticipated timing for filing of a registration statement to register the resale of the Registrable Securities to be issued and sold in the Private Placement; the sufficiency of the Company’s cash resources for the period anticipated; future expectations, plans and prospects for the Company; and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” “will,” “working,” and similar expressions. Forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, important risks and uncertainties associated with: the ability of the Company to timely and successfully achieve or recognize the anticipated benefits of its technology transfer and exclusive license agreement with Beijing Mabworks Biotech Co., Ltd.; changes in applicable laws or regulation; the possibility that the Company may be adversely affected by other economic, business and/or competitive factors; the Company’s ability to advance budoprutug and CLYM116 on the timelines expected or at all and to obtain and maintain necessary approvals from the U.S. Food and Drug Administration and other regulatory authorities; obtaining and maintaining the necessary approvals from investigational review boards at clinical trial sites and independent data safety monitoring boards; replicating in clinical trials positive results found in early-stage clinical trials and nonclinical studies; competing successfully with other companies that are seeking to develop treatments for primary membranous nephropathy, immune thrombocytopenia, systemic lupus erythematosus, IgA nephropathy and other immune-mediated diseases; maintaining or protecting intellectual property rights related to budoprutug, CLYM116 and/or its other product candidates; the outcome of any legal proceedings or other disputes; managing expenses; and raising the substantial additional capital needed, on the timeline necessary, to continue development of budoprutug, CLYM116 and any other product candidates the Company may develop. For a discussion of other risks and uncertainties and other important factors, any of which could cause the Company’s actual results to differ materially from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Pre-Funded Warrant

10.1	Securities Purchase Agreement, dated April 27, 2026, by and among the Company and the Investors party thereto

10.2	Form of Registration Rights Agreement

99.1	Press Release, dated April 28, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIMB BIO, INC.

Date: April 28, 2026	By:	/s/ Aoife Brennan
	Name:	Aoife Brennan, M.B., Ch.B.
	Title:	President and Chief Executive Officer